Exhibit 99.1

AbCellera Announces Pricing of Oversubscribed $200 Million Public Offering of Common

Shares and Pre-Funded Warrants

August 12, 2026

VANCOUVER, British Columbia—AbCellera Biologics Inc. (Nasdaq: ABCL) (“AbCellera”) today announced the pricing of its oversubscribed underwritten public offering of 17,435,897 common shares at a price to the public of $9.75 per share and, in lieu of common shares to certain investors, pre-funded warrants to purchase up to 3,076,926 shares of its common shares at a price to the public of $9.74999 per pre-funded warrant, which represents the per share public offering price of each common share less the $0.00001 per share exercise price for each pre-funded warrant. The gross proceeds to AbCellera from the offering are expected to be approximately $200.0 million, before deducting underwriting discounts and commissions and estimated offering expenses. All of the common shares and pre-funded warrants are being sold by AbCellera. The offering is expected to close on August 14, 2026, subject to the satisfaction of customary conditions.

AbCellera intends to use the net proceeds from the offering to fund the continued research, development and clinical advancement of its internal pipeline, including its lead clinical program, ABCL635, as well as for working capital and other general corporate purposes.

Jefferies, J.P. Morgan, Cantor, UBS Investment Bank and BMO Capital Markets are acting as joint book-running managers for the offering.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3ASR (No. 333-285367) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2025 and automatically became effective upon filing. This offering is being made only by means of a prospectus supplement and an accompanying prospectus that form a part of the registration statement. A final prospectus supplement related to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and an accompanying prospectus related to the offering may also be obtained, when available, from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, NY 10022, or by email at prospectus@cantor.com; UBS Securities LLC, Attention: Prospectus Department, 11 Madison Avenue, New York, NY 10010, by email at ol-prospectus-request@ubs.com; or BMO Capital Markets Corp., Attn: Equity Syndicate Department, 151 W 42nd Street, 32nd Floor, New York, NY 10036, or by email at bmoprospectus@bmo.com

No securities are being offered or sold, directly or indirectly, in Canada or to any resident of Canada.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About AbCellera Biologics Inc.

AbCellera (Nasdaq: ABCL) is a clinical-stage biotechnology company focused on discovering and developing first-in-class antibody-based medicines in the areas of endocrinology, women’s health, immunology, oncology, and more.

AbCellera Forward-looking Statements

This document contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this document other than statements of historical fact are forward-looking statements, including statements regarding the size and expected proceeds from the offering, completion and timing of the public offering and the anticipated use of proceeds from the offering. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties, other factors, and definition of our business metrics are described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the SEC from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this document represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Inquiries

Media: Tiffany Chiu; media@abcellera.com, +1(236)521-6774

Partnering: Murray McCutcheon, Ph.D.; partnering@abcellera.com, +1(604)559-9005

Investor Relations: Peter Ahn; ir@abcellera.com, +1(778)729-9116

Source: AbCellera Biologics Inc.